ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”), dated as of April 16, 2018 (the “Effective Date”), is entered into by and between ACOLOGY, INC., a Florida corporation (“Company”), and MARK HAINBACH (“Seller”)(collectively, the “Parties” and each a “Party”). Capitalized terms used in this Agreement but not otherwise defined, shall have the meanings set forth in Exhibit A to this Agreement.

RECITALS

WHEREAS, Polymation manufactures certain products under the trademark “MedTainer®” (the “Products”) and sells them to D&C pursuant to a Distributorship Agreement, dated as of August 13, 2013, by and between Polymation and D&C (the “2013 Distributorship Agreement”); and

WHEREAS, Polymation manufactures the Products using injection molding and for that purpose, uses proprietary molds that have been developed by and are owned by Seller (the “Molds”); and

WHEREAS, Seller owns certain patents and patent pending applications relating to the manufacture of the Products, which patents and patent applications are described in Exhibit B (respectively, the “Patents” and the “Patent Pending Applications”); and

WHEREAS, Polymation owns a registered trademark relating to the name “MedTainer” (the “Trademark”), which trademark is described in Exhibit B; and

WHEREAS, PMP is the registrant of the domain name “Medtainer.com” (the “Domain Name”); and

WHEREAS, Company desires that Seller, Polymation and PMP, sell, assign and transfer the Patents, the Patent Pending Applications, the Molds, and the Domain Name (collectively the “Assets”), on the terms and subject to the conditions set forth in this Agreement and Exhibits, and Seller is willing so to do; and

WHEREAS, the Seller desires that if the shares of Common Stock to be delivered to him pursuant to this Agreement cannot not be publicly sold by him in the amounts permitted by Section 5.6 of this Agreement pursuant to the exemption from registration afforded by Rule 144, promulgated under the Securities Act or pursuant to another exemption from such registration upon the expiration of six (6) months from the date of the closing under this Agreement certain of the transactions contemplated by this Agreement be undone, and, if said shares cannot be so sold, Company is willing to undo them; and

WHEREAS, the Parties have agreed to enter into an Escrow Agreement among themselves and an escrow holder (the “Escrow Holder”) in the form annexed hereto as Exhibit C (the “Escrow Agreement”), which sets forth the exclusive provisions for such undoing; and

WHEREAS, the Parties desire that the 2013 Distributorship Agreement be terminated and that Polymation and Company enter into a new production agreement by and between Company and Polymation (the “2018 Production Contract”); and

WHEREAS, the Parties desire to set forth their agreement as to certain other matters,

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

SECTION 1 – TERMS AND CONDITIONS; CLOSING

1.1	Closing. The closing of the transactions contemplated by this Agreement (“Closing”) shall take place at the offices of Shane, DiGiuseppe & Rodgers, LLP, 3125 Old Conejo Road, Thousand Oaks, CA 91320, within ten (10) Business Days after the execution and delivery of this Agreement, or on a date as soon thereafter as reasonably practicable and mutually agreed to in writing, but in no event later than sixty (60) days after the Effective Date. The date on which the closing occurs is referred to as the “Closing Date”.
1.2	Terms and Conditions. At the Closing, (i) Seller shall sell, assign and transfer or cause Polymation and PMP to sell, assign and transfer the Assets to Company, (ii) in consideration thereof, Company shall issue 263,125,164 shares of Common Stock to Seller and shall deliver instructions to its transfer agent to issue certificates representing said shares, as provided below, (ii) Seller shall cause Polymation, and the Company shall, enter into the 2018 Production Contract and (iii) the Parties and the Escrow Holder shall enter into the Escrow Agreement.
1.3	Closing Deliveries to be Disposed of Pursuant to the Escrow Agreement. On the Closing Date, the Parties shall make the following deliveries:
(a)	Seller Deliveries.
(i)	Seller shall deliver to Company:
(A)	An assignment, signed by Seller and dated the Closing Date, in the form attached to this Agreement as Exhibit D whereby Seller shall sell, assign and transfer all of his right, title and interest in and to the Patents and Pending Patents to Company, (said assignment being referred to as the “Patent Assignment”).
(B)	An assignment, signed by Polymation and dated the Closing Date, in the form attached to this Agreement as Exhibit E whereby Polymation shall sell, assign and transfer all of its right, title and interest in and to the Trademark to Company, (said assignment being referred to as the “Trademark Assignment”).
(C)	An assignment, signed by PMP and dated the Closing Date, in the form attached to this Agreement as Exhibit F, whereby PMP shall sell, assign and transfer all of its right, title and interest in and to the Domain Name to Company and an instrument setting forth all information, including IDs, usernames and passwords, necessary to accomplish the transfer and use the Domain Name (the “Domain Assignment” and collectively with the Patent Assignment and the Trademark Assignment, the “Assignments”).
(D)	A bill of sale, signed by Seller and dated the Closing Date, in the form attached to this Agreement as Exhibit G, whereby Seller shall sell, assign and transfer all of his right, title and interest in and to the Molds to Company, subject to his right to retain exclusive possession and use of them, as more fully set forth in said bill of sale.
(ii)	Seller shall deliver to the Escrow Holder assignment to Company of the 60MM Certificate and the 203MM Certificate, as those terms are defined in Section 1.3(b)(i)(A), each of which shall be undated, signed by Seller and bear a signature guarantee obtained from an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act, acceptable to Company, or a signature guarantee obtained from a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program the New York Stock Exchange Medallion Signature Program (said assignments, bearing said signature guarantee, being the “Share Assignments,” a signature guarantee in any of the specified forms being a “Signature Guarantee”).
(b)	Company Deliveries.
(i)	Seller shall deliver to Company
(A)	A copy of resolutions certified by the secretary of Company as being in effect as of the Closing Date, authorizing the issuance to Seller of 263,125,164 shares of Common Stock, to be represented by certificate representing 60,000,000 shares of Common Stock (the “60MM Certificate”) and a certificate representing 203,125,164 shares of Common Stock (the “203MM Certificate”).
(B)	Irrevocable instructions, signed by Company and dated the Closing Date, to Company’s transfer agent to issue the 60MM Certificate and the 203MM Certificate in the name of Seller, bearing the legends prescribed in Section 5.6, and deliver them to the Escrow Holder.
(ii)	Seller shall deliver to the Escrow Holder

(A)	An undated assignment, signed by Company, in the form attached to this Agreement as Exhibit H, whereby Company shall sell, assign and transfer all of its right, title and interest in and to the Patents and Pending Patents to Seller (said assignment being referred to as the “Patent Reassignment”).
(B)	An undated assignment, signed by Company, in the form attached to this Agreement as Exhibit I, whereby Company shall sell, assign and transfer all of its right, title and interest in and to the Trademark to Polymation (said assignment being referred to as the “Trademark Reassignment”).
(C)	An undated assignment, signed by Company, in the form attached to this Agreement as Exhibit J, whereby Company shall sell, assign and transfer all of its right, title and interest in and to the Domain Name to PMP, which assignment shall contain a covenant to deliver to Seller all information, including IDs, usernames and passwords, necessary to accomplish the transfer and use the Domain Name (the “Domain Reassignment,” and collectively with the Patent Reassignment and the Trademark Reassignment the “Reassignments”
(D)	An undated bill of sale, signed by Company, in the form attached to this Agreement as Exhibit K, whereby Company shall sell, assign and transfer all of its his right, title and interest in and to the Molds to Seller (the “Mold Reassignment”).

The instruments delivered to the Escrow Holder pursuant to this Section 1.3 shall be disposed of as provided in the Escrow Agreement. The above descriptions of said instruments shall not be used in construing them.

Instruments to be delivered to the Escrow Holder shall be delivered by representatives of the Parties to a courier service, in an envelope addressed to the Escrow Holder at its address for notice in the Escrow Agreement and shall be deemed delivered, for purposes of Section 1.5, upon acceptance by said courier service.

1.4	Other Closing Deliveries. On the Closing Date, the Parties shall make the following further deliveries:
(i)	Seller shall cause Polymation and to execute and deliver to Company and Company shall execute and deliver to Polymation the Production Agreement in the form annexed to this Agreement as Exhibit L (the “2018 Production Contract.
(ii)	Seller and Company shall execute the Escrow Agreement and deliver it to one another and to the Escrow Holder.
1.5	Completion of Closing. The Closing shall be complete when all of the instruments described in Sections 1.3 and 1.4 shall have been delivered to the Parties and to the Escrow Holder as described therein and the Escrow Holder shall have executed counterparts of the Escrow Agreement and delivered one counterpart to each of the Parties. Until such time, none of said instruments shall be deemed to have been delivered and none of them shall be binding on any party thereto. If the Closing fails to be completed, all instruments delivered by a Party shall be returned to that Party.
1.6	Delivery of Molds. Upon termination of the 2018 Production Contract at the expiration of the Term, as defined therein, or upon the exercise of the Termination Option, as defined therein, Seller shall deliver the Molds to the Company.

SECTION 2 – REPRESENTATIONS OF SELLER

Seller hereby represents and warrants to Company as follows:

2.1	No Adverse Effect by Seller. Seller hereby, upon the execution of this Agreement, represents to Company as follows: The execution, delivery and performance by Seller of this Agreement and the consummation of the Transactions, do not and will not: (i) conflict with or violate any Applicable Law; (ii) result in any breach of, constitute a default of any agreement or contract with any third parties; (iii) require any consent of or notice to any Person, other than the Parties hereto; (iv) result in the creation of an Encumbrance on any of the Assets , except as provided for in this Agreement, and; (v) will not adversely affect the Assets.
2.2	No Actions. Neither Seller nor Polymation has received any written notice of, and there is not pending and is not threatened, any Action against Seller or Polymation relating to any of the Assets, and there is no reasonable basis for any such Action. No Action, whether settled or unsettled, has occurred, is pending or threatened, seeking to prevent, hinder, modify, delay or challenge the Transactions.

2.3	Patents. Exhibit A sets forth, for each Patent, (1) the name of the applicant/registrant and current owner, (2) each jurisdiction where the application/registration is located, (3) the application or registration number, and (4) the filing date and issuance/registration/grant date. Seller is listed in the records of the appropriate Governmental Entity as the sole owner of each Patent. Seller has not filed, nor does he or any of his Affiliates contemplate filing, any application for a patent on any improvement to the Patents, and Seller has no knowledge that a third party has made or contemplates making any such filing.
2.4	Trademark. Seller is the registrant and current owner of the Trademark and is listed in the records of the appropriate Governmental Entity as the sole owner thereof. Exhibit A sets forth (1) each jurisdiction where the registration is located, (2) the registration number, and (3) the filing date and issuance/registration/grant date. Seller is listed in the records of the appropriate Governmental Entity as the sole owner of each Trademark.
2.5	Domain Name. PMP is the registrant and current owner of the Domain Name and is registered as such in the records of the agency or authority responsible for maintaining a register of domain names.
2.6	Title. (i) Seller is the sole legal, equitable and beneficial owner of all right, title and interest in the Patents and Related Rights, to the extent such Related Rights are in existence or capable of being perfected through further action, (ii) Seller is the sole legal, equitable and beneficial owner of all right, title and interest in the Patents, (iii) Polymation is the sole legal, equitable and beneficial owner of all right, title and interest in the Trademark and (iv) PMP is the sole legal, equitable and beneficial owner of all right, title and interest in the Domain Name. Seller has received no written notice and has no knowledge of any claim (i) challenging the ownership of any of the property described in the previous sentence or (ii) claiming legal, equitable or beneficial ownership with respect thereto. Seller has the sole, unrestricted right to sue for past, present and future infringement of the Patents and Related Rights and recover damages, costs and other remedies with respect thereto, and Polymation and PMP each has a like right with respect to the Trademark and the Domain Name, respectively. Seller is the sole owner of the Molds. Except rights of Company set forth in this Agreement, the property referred to in this Subsection 2.6 is free and clear of all Encumbrances and no other Person has any claim with respect thereto.
2.7	Concerning the Assets. None of the IP Assets has ever been found invalid, unenforceable or misused for any reason in any administrative, arbitral, judicial or other proceeding before a Governmental Entity. Seller has not received any written notice from any Person claiming that any of the IP Assets may be invalid, unenforceable or misused or that a claim to such effect may be brought by any Person. The issued patents included in the Patents, and the Trademark, are valid and enforceable, and there are no facts or circumstances that may cause any such patent or any patent that issues from any patent application included in the Patents to be unenforceable or invalid. The Transaction Documents to which Seller, Polymation or PMP is or, at the Closing, will become a party have been or, at or after the Closing, will be, as the case may be, duly and validly executed and delivered by Seller, Polymation and PMP Company and, assuming the due authorization, execution and delivery hereof and thereof by Company, constitute or, with respect to Transaction Documents to be executed at or after the Closing, will constitute valid, legal and binding obligations of Seller, Polymation or PMP, as the case may be, enforceable against each of them in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.
2.8	No Contracts. There are no Contracts with any person or entity to acquire any of the Assets, other than this Agreement.
2.9	Restrictions on Rights. Company will not become subject to any covenant not to sue, release or similar limitation on its enforcement of its rights in the Assets as a result of any action taken or not taken by Seller or any prior owner thereof.

2.10	Conduct. Seller and any prior owner of any of the IP Assets have not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of them or hinder their enforcement, including failure to disclose material prior art in connection with the prosecution of any IP Asset.
2.11	Certain Proceedings. None of the IP Assets has been or is currently involved in any reexamination, reissue, or interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened.
2.12	Fees. All maintenance fees and annuities due or payable on the IP Assets have been timely paid or will be timely paid through the Closing Date.
2.13	Consents. No third party and government Consents, approvals or other authorizations are required to assign the IP Assets and sell the Molds as set forth in this Agreement.
2.14	No Orders. No asset to be sold pursuant to this Agreement is subject to any outstanding Order restricting the use or other practice or exploitation thereof by any Person or restricting the sale, transfer, assignment or licensing thereof by any Person.
2.15	No Infringement by Third Parties. Neither Seller nor Polymation has instituted, asserted or threatened any Action against any third party with respect to infringement, misappropriation, dilution, use or disclosure without authorization, or other violation of any IP Asset, and neither has issued any written communication inviting any third party to take a license, authorization, covenant not to sue or the like with respect thereto.
2.16	Terminal Disclaimer. No Patents are subject to a terminal disclaimer under 37 C.F.R. § 1.321.
2.17	No Other Agreements. Except for this Agreement, none of Seller, Polymation, PMP or any Representatives or Affiliates of Seller has entered into any other agreement or arrangement with respect to the sale or other disposition of the Assets.
2.18	Ownership of Polymation and PMP. Seller is the sole owner of the entire equity interest in Polymation and PMP and controls all of the voting power with respect thereto.
2.19	Acquisition of Stock. Seller is acquiring the Shares solely for his own account for the purpose of investment and possible immediate sale. Seller is acquiring the Shares solely for his own account for the purpose of investment and not with a view to or for sale in connection with distribution. Seller does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; provided, however, Seller does not agree to hold the Shares for any minimum or other specific term, otherwise than to satisfy any condition for their disposition pursuant to an exemption from registration under the Securities Act and reserves the right to dispose of the Shares at any time in compliance with federal and state securities laws applicable to such disposition. Seller acknowledges that he is able to bear the financial risks associated with an investment in the Shares and has sufficient knowledge and experience in investing in companies similar to Company so as to be able to evaluate the risks and merits of his investment in Company.
2.20	Accredited Investor. Seller is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act or has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of its investment in Company shares of stock. Seller is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and is not a broker-dealer or an Affiliate of a broker-dealer.
2.21	Opportunity for Additional Information. Seller has had access to the books and records of Company and has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of Company concerning the business of Company and the financial, business and other affairs of Company. Seller has read and understands the SEC Reports.

2.22	No General Solicitation. Seller acknowledges that Company shares of stock were not offered to him by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such he was invited by any of the foregoing means of communications.
2.23	Limitations on Resale. Seller understands and acknowledges that the Shares must be held indefinitely unless they are registered under the Securities Act or an exemption from such registration is available. Seller is familiar with Rule 144 and he understands that Rule 144 permits resales only under certain limited circumstances and understands and acknowledges that, to the extent that Rule 144 is not available for resales of the Shares, Seller will be unable to dispose of any of them without either registration under the Securities Act or the availability of an exemption from such registration other than Rule 144. Seller further understands that Rule 144 will not be available for resales of the Shares unless, at the time of each such resale, Company has satisfied the conditions that (i) it is not a Person that has (A) no or nominal operations and (B) either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets, (ii) it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and (iii) it has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that it was required to file such reports and materials), other than Current Reports on Form 8-K.
2.24	Exemption. Seller understands and acknowledges that the Shares are being offered and will be sold in reliance upon a transactional exemption from the registration requirements of federal and state securities laws and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the applicability of such exemptions and the suitability of Seller to acquire the Shares.
2.25	Independent Investment. Seller is acting independently with respect to his investment in the Shares.
2.26	Power and Authorization. Polymation and PMP (i) each has power to assign the Asset that it is required to assign to the Company pursuant to this Agreement and Polymation has power to execute, deliver and perform the 2018 Production Contract and (ii) each has been duly authorized to execute and deliver the Transaction Documents to be executed and delivered by it.
2.27	Representations Complete. None of the representations or warranties of Seller in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.
2.28	No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, Seller makes no representations or warranties, and Seller hereby disclaims any other representations and warranties with respect to the execution and delivery of this Agreement and the Transactions.

SECTION 3 – REPRESENTATIONS OF COMPANY

Company hereby represents and warrants to Seller as follows:

3.1	Organization and Qualification. Company is a corporation validly existing and in good standing under the laws of the State of Florida.
3.2	Corporate Power, Etc. Company has all necessary corporate power and authority to execute and deliver this Agreement and each other instrument to which it is or, at the Closing, will become a party, to perform its obligations under this Agreement and each such other instrument and to consummate the Transactions. The execution and delivery of this Agreement and each such instrument to which Company is or, at the Closing, will become a party and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement and each other instrument to which Company is or, at the Closing, will become a party or to consummate the Transactions. The Transaction Documents to which Company is or, at the Closing, will become a party have been or, at or after the Closing, will be, as the case may be, duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery hereof and thereof by Seller, Polymation or PMP, constitute or, with respect to any instrument to be executed at or after the Closing, will constitute valid, legal and binding obligations of Company, enforceable against Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

3.3	No Conflict; Required Consents and Approvals. The execution, delivery and performance by Company of this Agreement to which it is or will be a party, and the consummation of the Transactions, do not and will not: (i) conflict with or violate the articles of incorporation or bylaws of Company; (ii) conflict with or violate any Applicable Law; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under or require any consent of any Person pursuant to, any Contract or permit of Company, except, in the case of the foregoing clauses (i), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Company’s ability to consummate the Transactions.
3.4	Government Consent. The execution, delivery and performance by Company of this Agreement and the consummation of the Transactions by Company do not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity for such performance.
3.5	No Adverse Effect by Company. Company hereby, upon the execution of this Agreement, represents to Seller as follows: The execution, delivery and performance by Company of this Agreement and the consummation of the Transactions, do not and will not: (i) conflict with or violate any Applicable Law; (ii) result in any breach of, constitute a default of any agreement or Contract with any third parties; (iii) require any consent of or notice to any Person, other than the Parties hereto; (iv) result in the creation of an Encumbrance on any of the Assets, except as provided for in this Agreement; (v) will not adversely affect any of the Assets.
3.6	Authorized Stock. Company further represents to Seller that Company is authorized by its Articles of Incorporation, in effect as of January 1, 2018, to issue 6,000,000,000 shares of common stock, and 5,000,000 shares of preferred stock, par value $0.000001 per share, issuable in series, none of which has been designated. As of the Effective Date, there are issued and outstanding (i) 5,262,511,270 shares of Common Stock, and (ii) no shares of such preferred stock. No securities of Company are entitled to preemptive or similar rights, and no entity or person has any right of first refusal, preemptive right, right of participation, or any similar right. Except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any entity or person any right to subscribe for or acquire, any shares of Company’s capital stock, or contracts, commitments, understandings or arrangements by which Company is or may become bound to issue additional shares of its capital stock or securities or rights convertible or exchangeable into shares of its capital stock.
3.7	Common Stock Issuable at Closings. The shares of Common Stock issuable at the Closing have been duly authorized and, when issued and delivered at the Closing, will be validly issued, fully paid and nonassessable, and will be issued free and clear of all Encumbrances, other than restrictions on transfer and limitations on resale under applicable securities laws and this Agreement.
3.8	SEC Reports. Company has filed all reports, schedules, forms, statements and other documents with the SEC (collectively, and in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”) required to be filed by Company under the Securities Act and the Exchange Act, including reports, schedules, forms, statements and other documents required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, on a timely basis or has timely filed a request for extension of such time of filing with respect to an SEC Report and has filed it prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the SEC Reports complied in all respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.9	Litigation. There is no pending or, to the knowledge of Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company or any of its Affiliates, which litigation, if adversely determined, could have a Material Adverse Effect on Company.
3.10	No Undisclosed Liabilities. Except as disclosed in the SEC Reports, Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of Company’s business, of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.
3.11	No Undisclosed Events or Circumstances. Except as disclosed in the SEC Reports, since January 1, 2015, no material event or circumstance has occurred or exists with respect to Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by Company, but which has not been so publicly announced or disclosed in the SEC Reports.
3.12	Representations Complete. None of the representations or warranties of Company in this Agreement contains, as of the Closing pursuant to this Agreement contain, any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.
3.13	No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, Company makes no representations or warranties, and Seller hereby disclaims any other representations and warranties with respect to the execution and delivery of this Agreement and the Transactions.

SECTION 4 – COVENANTS

4.1	Covenants Respecting IP Assets Pending Closing. During the period from the Effective Date and continuing until the Closing, except as required or contemplated by this Agreement, Seller shall maintain all registrations and applications to register the IP Assets, including paying any related fees when due, if any, before the Closing. Company shall be responsible for all costs pertaining to the IP Assets after the Closing.
4.2	Covenants Pending Release of Molds. During the period from the Effective Date and continuing until the release and turnover of the Molds to Company pursuant to Section 1.6, Seller shall: (i) not, directly or indirectly, do, propose to any third party to do (other than proposals to Company for the purpose of seeking consent), cause or, by its action or inaction, transfer, lease, sell, pledge, dispose of the Molds or subject them to any Encumbrance, other than as expressly provided in this Agreement; (ii) maintain the Molds in good condition, replacing and repairing them as necessary (the term “Molds” shall include the presently existing Molds, and as replaced or repaired, and the proceeds of amounts paid or payable under policies of insurance for the Molds, if any); (iii) insure the Molds at all times for an amount sufficient to replace or repair them in the event of their loss, damage or destruction.
4.3	Reasonable Efforts. Each of the Parties agrees his or its to use reasonable best efforts, and to cooperate with the other party hereto, to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the Transactions to be consummated at the Closing as promptly as practicable, including, subject to any applicable limitations set forth in this this Agreement, causing the satisfaction of the respective conditions set forth herein in Section 4 and executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable for effecting the consummation of the Transactions.
4.4	Obligation to Notify. In the event that a party shall fail to comply with or breach a covenant to be complied with by it or it fails to satisfy a condition to be satisfied by it prior to the Closing or the Mold turn over, such party shall give the other party notice thereof upon the failing party’s discovery of such failure.
4.5	Public Announcements. Seller shall not issue any press release or otherwise make any public statements with respect to Transactions without the prior written consent of Company, unless and only to the extent required or allowed by Applicable Law.

4.6	Further Actions. At any time or from time to time at or after the Closing, in the case of the IP Assets, and at or after the delivery of the Molds pursuant to Section 1.6, in the case of the Molds, Seller shall, at Company’s request, at no cost to Company and without further consideration, (i) execute and deliver to Company such other instruments of sale, transfer, conveyance, assignment and confirmation as reasonably necessary to carry out the Transactions, (ii) use his best efforts to provide such materials and information and take such other actions as, in each case, Company may request to the extent necessary or desirable in order to effectively transfer, convey and assign to Company, and to confirm Company’s title to, all of the Assets, free and clear of all Encumbrances existing prior to the Closing, in accordance with the terms of this Agreement, and, to the full extent permitted by law or contract, to put Company in actual possession and full control of the Assets according to the terms in this Agreement, to assist Company in exercising all rights with respect to thereto and otherwise to cause Seller to fulfill his obligations under this Agreement and (iii) assign cause his Affiliates to assign all rights that he or any of them may at any time have in any improvement to the Patents. From and after the Closing, Company shall have all right to control the prosecution of all patent applications included in the Patents and all patent applications filed on inventions and other subject matter included in the Related Rights.
4.7	Cooperation. Seller shall reasonably cooperate with Company and its successors and assigns in Company’s prosecution of such patent applications, including by promptly (i) disclosing relevant facts and delivering instruments and other documents reasonably requested by Company and (ii) providing technical consultations reasonably requested by Company. All such assistance shall be provided by Seller without the payment of additional compensation.

SECTION 5 – SELLER INTELLECTUAL PROPERTY

5.1	License. Without limitation of the provisions in the Agreement, if Seller or any assignee or successor of Seller retains any right or interest in any of the IP Assets that cannot be, or for any reason is not, assigned to Company at the Closing, Seller hereby grants, on behalf of himself and his successors and assigns (and agrees to so grant or cause to be so granted) to Company a perpetual, irrevocable, royalty free and fully paid-up, transferable, sublicensable, exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit, and exercise and practice all rights under, all or any portion of such IP Assets.
5.2	Assignment of Enforcement. If Company is unable to enforce its rights in the IP Assets against a third party as a result of any Applicable Law that prohibits enforcement of such rights by a transferee or licensee of such rights, Seller shall assign to Company such rights as may be required by Company to enforce the IP Assets in its own name. Seller shall, at Company’s reasonable request and solely at the expense of Company, pre-paid, fully cooperate in any litigation or other proceeding (including interference and opposition proceedings) relating to the IP Assets (including making witnesses available and providing evidence of invention and other relevant dates and ownership). In any such proceedings, Company shall prepay all of Seller’s related costs, expenses and attorney fees, and shall defend, indemnify and hold Seller harmless from any damages, complaints, actions and causes of actions relating to or arising from such assignment and enforcement.
5.3	Protected Communications. From and after the Closing, Seller shall cooperate with Company as described in this Subsection 5.3 regarding all attorney-client privileges, attorney work product doctrine and any other professional privileges or rights held by Seller and not transferred to Company that arose from the prosecution, defense or enforcement of the IP Assets before the Closing Date (“Protected Communications”). Seller shall not assert that the Protected Communications are not protected by the attorney-client privilege, attorney work product doctrine or other professional privileges unless and only to the extent that such privilege or immunity is withdrawn by Company or is determined by a final judgment of a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, to be invalid. Seller shall cooperate with Company, at Company’s expense, to preserve and protect all privileges and immunities with respect to Protected Communications to the greatest extent avail- able under Applicable Law. To the extent that Seller retains control of any privilege or immunity with respect to communications or work product relating to the prosecution, defense or enforcement of the IP Assets before the Closing Date, Seller shall not waive or withdraw such privilege or immunity or knowingly engage in any act or omission that would reasonably result in a waiver or withdrawal without the prior written consent of Company. Should any effort be made by subpoena or otherwise to gain access to Protected Communications, whether by judicial action or by other means, Seller shall promptly notify Company.
5.4	Disposition of Polymation Interests. From the Effective Date until the Closing, Seller shall not sell, assign, transfer or otherwise dispose of any of his interests in Polymation or PMP. After the Closing, he shall not sell, assign, transfer or otherwise dispose of any of his interests in Polymation to a Person who Seller knows will or intends to directly or indirectly compete with Company.

5.5	Restricted Securities. The Shares will, when issued, be “restricted securities,” as that term is defined under Rule 144. Accordingly, certificates representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Company will reissue certificates representing the Shares without the legend set forth above, if at such time, prior to making any transfer of any such shares, Seller shall give written notice to Company describing the manner and terms of such transfer in such detail as the Corporation may reasonably request, but such proposed transfer and reissuance will not be effected until: (a)(i) Company has received an opinion of counsel reasonably satisfactory to Company to the effect that the registration of said shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by Company with the SEC under the Securities Act and has become effective or (iii) Company has received an opinion of such counsel to the effect that said shares may be sold pursuant to the exemption from registration under the Securities Act provided by Rule 144; and (b)(i) Company has received an opinion of such counsel to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected. In the case of any such proposed transfer, Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required (i) to qualify to do business in any state where it is not then qualified, (ii) to take any action that would subject it to taxation or to the general service of process in any state where it is not then subject thereto, or (iii) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to Company. Beginning six (6) months after the Closing Date, Seller may sell up to one-sixteenth (1/16) of the Shares in each calendar quarter, provided that, if Seller does not sell all of the Shares that he is entitled to sell in a particular quarter, the number of Shares that he may sell in any future quarter shall not be increased; and provided further that prior to the day after the first anniversary of the date of the Escrow Agreement, Seller may not dispose of any of the shares represented by the 203MM Certificate, otherwise than pursuant to the Repurchase Option. In pursuance of the foregoing, the certificate representing the 60MM Certificate Shares and 203MM Certificate Shares and certificates representing portions of the such Shares that Seller is not then permitted to sell shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO AN ASSET PURCHASE AGREEMENT, DATED AS OF APRIL 16, 2018, BY AND BETWEEN THE ISSUER AND MARK HAINBACH. AMONG OTHER THINGS, SAID AGREEMENT LIMITS THE TIMES AT WHICH AND THE AMOUNTS IN WHICH SAID SHARES MAY BE SOLD. A COPY OF SAID AGREEMENT MAY BE EXAMINED BY ANY INTERESTED PERSON AT THE OFFICES OF THE ISSUER.

Seller will dispose of the Shares only in “brokers’ transactions” within the meaning of section 4(4) of the Securities Act.

Whenever Seller requests that certificates representing Shares be issued to him free of such legend, he shall certify to Company that the issuance of such certificates will not contravene the limitation set forth herein and be supported, if Company so requests, by appropriate records.

5.6	Cooperation After Mold Turnover. After the Mold Turnover is made, Seller shall and shall cause Polymation to, cooperate with Company, and its agents, including providing advice, technical information and knowhow, in order that Company, and its agents, will be able to manufacture products using the Molds. Seller makes no representations or warranties as to the satisfaction, use or suitability of the Molds after they are turned over to Company.

SECTION 6 – CONDITIONS TO CLOSING

6.1        Conditions to Obligations of Company. The obligations of Company to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:

(a)	Representations, Warranties and Covenants of Company. Seller shall have performed and satisfied in all material respects his covenants and obligations hereunder that are required to be performed and satisfied by him on or prior to the Closing; (ii) each of his representations and warranties set forth in this Agreement shall have been true and correct in all material respects as of the Effective Date and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties, if any, that are made as of a specified date shall be true and correct as of such specified date);
(b)	Seller shall have delivered to Company and the Escrow Holder the documents and other items required to be delivered by the terms if this Agreement;
(c)	none of the IP Assets shall (A) have been deemed withdrawn or abandoned as of or prior to the Closing or (B) have expired as of or prior to the Closing;
(d)	(A) no Law promulgated by any Governmental Entity of competent jurisdiction, actually known to Seller, shall have been enacted or shall exist that would prohibit the Transactions contemplated herein; (B) no temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Entity of competent jurisdiction, actually known to Seller, (1) preventing the consummation of the Transactions or (2) limiting or restricting Company’s ownership, distribution, use or development of the Assets following the Closing shall be in effect; and (C) there shall be no Action pending, nor shall there have been made any material and bona fide threat of any Action that could reasonably result in any of the outcomes in the foregoing clauses (B)(1) and (2) of this Subsection (d).

6.2        Conditions to Obligations of Seller. The obligations of Seller to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:

(a)	Representations, Warranties and Covenants of Company. (i) Company shall have performed and satisfied in all material respects its covenants and obligations hereunder that are required to be performed and satisfied by it on or prior to the Closing; (ii) each of the representations and warranties of Company set forth in this Agreement shall have been true and correct in all material respects as of the Effective Date and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties, if any, that are made as of a specified date shall be true and correct as of such specified date);
(b)	Closing Deliveries. Company shall have delivered to Seller or the Escrow Holder the documents and other items required to be delivered by it pursuant to this Agreement.
(c)	No Violation. No Law promulgated by any Governmental Entity of competent jurisdiction shall have been enacted or shall exist that would prohibit the Transactions or the consummation of the Closing. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Entity of competent jurisdiction preventing the consummation of the Transactions shall be in effect. Nor shall there be pending or overtly threatened any Action seeking any of the foregoing.

SECTION 7 – EFFECT OF CLOSING

By consummating the Closing, each party shall be deemed to have certified to the other, immediately prior thereto, that it has complied with all of the covenants to be complied with by it prior thereto and to have satisfied all of the other party’s conditions thereto in all respects, except to the extent that such compliance or satisfaction shall have been waived in writing prior thereto.

SECTION 8 –SURVIVAL AND INDEMNIFICATION

8.1	General Survival.
(a)	Notwithstanding any investigation by, or knowledge of, Company of the affairs of Seller, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement.
(b)	The covenants and agreements of Seller and Company contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing Date shall survive the Closing Date indefinitely, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.
(c)	The representations and warranties of Seller and Company contained in this Agreement shall survive the Closing.

8.2        Indemnification.

(a)	Indemnification by Seller. From and after the Closing Date, Seller shall indemnify and hold harmless Company and its officers, directors, shareholders, Affiliates and Representatives (collectively, the “Company Indemnitees”), from and against and in respect of any and all Losses resulting from, arising out of, relating to, or imposed upon or incurred by any Company Indemnitee by reason of:
(i)	any inaccuracy in, failure to be true of, or breach of, any representation or warranty of Seller contained in this Agreement as of the Effective Date, as if made on and as of the Closing Date;
(ii)	any breach by Seller of any covenant or agreement contained in this Agreement; and
(iii)	any noncompliance with fraudulent transfer Laws in connection with the Transactions.
(b)	Indemnification by Company. From and after the Closing Date, Company shall indemnify and hold harmless Seller and its managers, members, Affiliates and Representatives (collectively, the “Seller Indemnitees”), from and against and in respect of any and all Losses resulting from, arising out of, relating to, or imposed upon or incurred by any Seller Indemnitee by reason of:
(i)	any inaccuracy in, failure to be true of or breach of any representation or warranty of Company contained in this Agreement as of the Effective Date, as if made on and as of the Closing Date, as applicable and;
(ii)	any breach by Company of any covenant or agreement contained in this Agreement.
(c)	Limitations.
(i)	Nothing in this Agreement shall limit either party’s liability for fraud or intentional misrepresentation committed by such party.
(ii)	Seller and Company shall mitigate damages they may incur as a result of any breach by the other party of any of the provisions of this Agreement consistent with and to the extent required by Applicable Law.

SECTION 9 – TERMINATION

9.1	At any time prior to the Closing, this Agreement may be terminated:
(a)	By mutual written consent of Company and Seller;
(b)	by either Company or Seller, if the Closing shall not have within sixty (60) days after the Closing Date, or such later date that Company and Seller may agree upon in writing; provided, however, that the right to terminate this Agreement under this Subsection 9.1(a) shall not be available to Seller if the failure of the Closing is the fault of Seller and the right to terminate this Agreement under this Subsection 9.1(a) shall not be available to Company if the failure of the Closing is the fault of Company;
(c)	by either Seller or Company, in the event that any Law of any Governmental Entity of competent jurisdiction that prohibits the consummation of the Transactions shall have become final and nonappealable;
(d)	by Company, if Seller shall have breached any representation, warranty, covenant or agreement contained herein, before the Closing Date;
(e)	by Seller, if Company shall have breached any representation, warranty, covenant or agreement contained herein, before the Closing Date.

The party seeking to terminate this Agreement pursuant to this Section 9.1 shall give written notice of such termination to the other party.

9.2        Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of Company, Seller or their respective officers, directors, stockholders, Affiliates or Representatives.

SECTION 10 – MISCELLANEOUS

10.1	Entire Agreement; Assignment; Successors. This Agreement (including the exhibits, which are part of this Agreement) (a) constitutes and represents the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements, representations and negotiations, both written and oral, express or implied, between the parties with respect to the subject matter hereof and thereof and (b) may not be assigned by operation of Law or otherwise. Upon any permitted assignment, the references in this Agreement to Company or Seller shall also apply to any such assignee unless the context otherwise requires. Any purported assignment of this Agreement in contravention of this Section shall be null and void and of no force or effect. Subject to the preceding sentences of this Section, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. No representation, warranty, promise, inducement or statement of intention has been made by either party that is not embodied in this Agreement, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.
10.2	Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, so long as the economic or legal substance of the transaction contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, in order that the Transactions shall be consummated as originally contemplated to the fullest extent possible.
10.3	Notices. All notices and other communications hereunder shall be in writing and shall be delivered to the addresses set forth below:
(a)	if to Company:

1620 Commerce St.

Corona, CA 92880

Attention: Chief Executive Officer

(b)	if to Seller:

3533 Old Conejo Road, #106-A

Newbury Park, CA 91320

or to such other address as the Person to whom notice is given may have previously furnished to the other by notice.

Such notice or other communication shall be delivered personally or by overnight courier and shall be deemed given on the first Business Day after (i) it has been personally delivered or (ii) it has been delivered by said courier, as indicated its proof of delivery.

10.4	Attorneys’ Fees. In the event an Action is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.
10.5	Governing Law. This Agreement shall be deemed to be made under and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of California applicable to contracts made and performed in such State without giving effect to the choice of laws principles of such State that would require or permit the application of the laws of another jurisdiction.

10.6	Interpretation; Article and Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The words “include” or “including” mean “include, without limitation,” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list. References to days are to calendar days; provided that any action otherwise required to be taken on a day that is not a Business Day shall instead be take on the next Business Day. Unless otherwise specifically provided or the context otherwise requires, all references in this Agreement to Seller mean and shall refer to Seller and each of his successors, assigns and (where the context so requires) predecessors in interest. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires. Any capitalized terms used in any Annex or Exhibit, but not otherwise defined therein shall have the meaning as defined in this Agreement. All Annexes and Exhibits annexed or attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.
10.7	Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided in Section 8.2(a) as to Company Indemnitees and in Section 8.2(b) as to Seller Indemnitees , nothing in this Agreement is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
10.8	Counterparts; Electronic Signature. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement and all instruments to be executed and delivered pursuant to it may be executed by facsimile or electronic (including PDF) signature and a facsimile or electronic (including PDF) signature shall constitute an original for all purposes; provided, however that only the originals of the 60MM Certificate, the 203MM Certificate and the Share Assignments shall have any legal force or effect.
10.9	Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement hereto, signed by each of the Parties.
10.10	Specific Performance. The Parties hereby acknowledge and agree that it may cause irreparable injury to the other party or parties if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, for which damages, even if available, may not be an adequate remedy. Accordingly, each party agrees that the other party shall have the right to seek injunctive relief by any court of competent jurisdiction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action or proceeding, in addition to any other remedy to which it may be entitled, at law or in equity.
10.11	Fees and Expenses. Except as otherwise specifically provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Transactions, including all fees and expenses for accountants, brokers, investment banks, financial advisors, legal counsel or other advisors, agents or other outside representatives, shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided that, in the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by any other party.

10.12	Waivers. No failure or delay of a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.
10.13	No Presumption Against Drafting Party. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, Seller has duly executed this Agreement, and Company has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

COMPANY:

ACOLOGY, INC.

By: /s/ Curtis Fairbrother

Curtis Fairbrother

Chief Executive Officer

By: Douglas Heldoorn

Douglas Heldoorn

Chief Operating Officer

SELLER:

/s/ Mark Hainbach

Mark Hainbach